EXHIBIT 99.1

Edesa Biotech Announces Proposed Public Offering

TORONTO, Aug. 19, 2026 (GLOBE NEWSWIRE) -- Edesa Biotech, Inc. (Nasdaq: EDSA) (the “Company” or “Edesa”), a clinical-stage biopharmaceutical company focused on developing host-directed therapeutics for immuno-inflammatory diseases, today announced that it has commenced an underwritten public offering of its common shares (or pre-funded warrants to purchase common shares in lieu thereof) and accompanying common share warrants to purchase common shares. In addition, Edesa expects to grant the underwriters a 30-day option to purchase additional common shares and accompanying common share warrants in an amount up to 15% of the total number of common shares (or pre-funded warrants in lieu thereof) and accompanying common share warrants to be offered in the public offering under the same terms and conditions. All common shares, pre-funded warrants and accompanying common share warrants are being offered by Edesa. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the proposed offering.

Guggenheim Securities is acting as the sole book-running manager for the proposed offering.

Edesa intends to use the net proceeds from the proposed offering for general corporate purposes, which may include working capital, capital expenditures and research and development and manufacturing expenses.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-288966), including a base prospectus, that was declared effective by the Securities and Exchange Commission (“SEC”) on September 9, 2025. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering will be filed with the SEC and will be available for free on the SEC’s website, located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering may be obtained, when available, from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com. The final terms of the public offering will be disclosed in a final prospectus supplement filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Edesa Biotech, Inc.

Edesa Biotech, Inc. (Nasdaq: EDSA) is a clinical-stage biopharmaceutical company developing innovative ways to treat inflammatory and immune-related diseases. Its clinical pipeline is focused on two therapeutic areas: Medical Dermatology and Respiratory. In Medical Dermatology, Edesa is developing EB06, an anti-CXCL10 monoclonal antibody candidate, as a therapy for vitiligo, a common autoimmune disorder that causes skin to lose its color in patches. Its medical dermatology assets also include EB01 (1.0% daniluromer cream), a Phase 3-ready asset developed for use as a potential therapy for moderate-to-severe chronic Allergic Contact Dermatitis (ACD), a common occupational skin condition. The Company’s most advanced Respiratory drug candidate is paridiprubart, which is being developed as a potential treatment for Acute Respiratory Distress Syndrome, a life-threatening form of respiratory failure. The paridiprubart program has been the recipient of two funding awards from the Government of Canada to support the further development of this asset, and is currently being evaluated in a U.S. government-funded platform study. Edesa is also pursuing additional uses for paridiprubart.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “will,” “would,” “could,” “should,” “might,” “potential,” or “continue” and variations or similar expressions, including statements regarding the completion, timing and size of the proposed offering, Edesa’s intent to grant the underwriters a 30-day option to purchase additional shares and common share warrants and the anticipated use of proceeds from the proposed offering. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include: market and other conditions, those relating to the anticipated use of proceeds, the ability of Edesa to obtain regulatory approval for or successfully commercialize any of its product candidates, the risk that access to sufficient capital to fund Edesa’s operations may not be available or may be available on terms that are not commercially favorable to Edesa, the risk that Edesa’s product candidates may not be effective against the diseases tested in its clinical trials, the risk that Edesa fails to comply with the terms of license agreements with third parties and as a result loses the right to use key intellectual property in its business, Edesa’s ability to protect its intellectual property, the timing and success of submission, acceptance and approval of regulatory filings, and the impacts of public health crises. Many of these factors that will determine actual results are beyond the Company’s ability to control or predict. For a discussion of further risks and uncertainties related to Edesa’s business, please refer to Edesa’s reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Edesa assumes no obligation to update such statements.

Contact:

Gary Koppenjan
Edesa Biotech, Inc.
investors@edesabiotech.com